Marathon Patent Group Announces the
Appointment of Craig Nard and Will Rosellini to Board of Directors

Alexandria, VA - March 11, 2013- Marathon Patent Group, Inc. (OTCBB: MARA), an Intellectual Property services and monetization company, announced today that it has named Craig Nard and Will Rosellini to its board of directors.  The company has determined both qualify as independent directors under Nasdaq and SEC rules.

Mr. Nard is the Tom J.E. and Bette Lou Walker Professor of Law and Director of the Center for Law, Technology & the Arts and the FUSION program at Case Western Reserve University. He is also a Senior Lecturer at the World Intellectual Property Organization Academy in Torino, Italy. Mr. Nard frequently serves as an expert witness and consultant in patent litigation and widely published in the area of patent law, with scholarly articles appearing in notable law journals.

Mr. Nard is also the author of a leading patent law casebook, The Law of Patents, and a co‐author of The Law of Intellectual Property. Prior to entering the legal academy, Mr. Nard clerked for the Honorable Giles S. Rich and Helen W. Nies of the United States Court of Appeals for the Federal Circuit in Washington, D.C. and, before that was a patent litigator in Dallas, Texas. He is a member of the Texas bar, and is licensed to practice before the United States Patent & Trademark Office.

"I am delighted to serve on the board of directors of Marathon Patent Group, and look forward to working with an extraordinarily talented group of IP strategists, research analysts, and inventors,” stated Nard.

Mr. Rosellini currently serves as the Executive Chairman of Rosellini Scientific, LLC, a leading global provider of rehabilitation medical devices and services, with a broad range of products used for rehabilitation, pain management and physical therapy in alternative care settings.   Rosellini Scientific has a broad research and development program focused on utilizing electricity to improve nervous system health. He previously served as the founding CEO of Microtransponder and Lexington Technology Group.  During his tenures as CEO, he has raised nearly $30M in venture funding and $10M in NIH grants.  He has been named a MTBC Tech Titan and a GSEA Entrepreneur of the Year and has testified to Congress on the importance of non-dilutive funding for inventors and researchers.

Mr. Rosellini holds a BA in economics from the University of Dallas, a JD from Hofstra Law, an MBA and MS of Accounting from the University of Texas, a MS of Computational Biology from Rutgers, a MS of Regulatory Science from USC and a MS of Neuroscience from University of Texas.  Previously, he was a right-handed pitcher who played in the Arizona Diamondbacks system.

“We have made great strides towards building an industry-leading team of IP experts,” said Doug Croxall, Chief Executive Officer of Marathon Patent Group. “Members of the Marathon team now include accomplished inventors, lawyers, IP strategists as well as engineers and research specialists. We recently launched our IP Research and Services Center and announced our partnership with IP Navigation, the leader in full-service patent monetization. Today we are pleased to announce the further strengthening of our team with the appointment of Craig Nard and Will Rosellini to our board of directors. I look forward to leveraging their considerable expertise towards the creation of long term shareholder value”.

About Marathon Patent Group

Marathon Patent Group (MPG) is an intellectual property services and monetization company that serves a wide range of patent holders and technologies from Fortune 500 to independent inventors. MPG provides clients advice and services that enable them to realize financial and strategic return on their IP rights. MPG serves clients through two complimentary business units: the IP Research & Services Center, which helps to identify and manage patents, and the IP Licensing and Enforcement Group, which acquires IP assets, partners with patent holders, and monetizes patent portfolios through actively managed patent licensing campaigns. MPG is based in Alexandria, Virginia. www.marathonpg.com

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Marathon Patent Group
Investor Relations
678-570-6791
jason@marathonpg.com

IP Communications
Brody Berman Associates
212-683-8125
bberman@brodyberman.com